Exhibit 99.1
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February 16, 2007






Members of the Board of Directors,

It has become apparent that the Board no longer has the will or determination to support Board approved resolutions, direct executive personnel to comply with those resolutions and has allowed individual members of its Board to take action on items not formally approved. I therefore, without personal conflict, can no longer serve as a member of the Board of Directors of Speaking Roses International, Inc. I hereby resign, effective immediately, as a member of the Board of Directors and therefore as its Chairman.




/s/ Blaine Harris
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Blaine Harris